UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 29, 2013

Commission File #: 000-53723

TAURIGA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

65-1102237
(IRS Employer Identification Number)

39 Old Ridgebury Road
Danbury, Connecticut 06180
 (Address of principal US executive offices)

 Tel: (917) 796-9926
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

 On October 29, 2013, Tauriga Sciences, Inc., a Florida corporation, (the “Company”) entered into a Strategic Alliance Agreement (the “Agreement”) with Bacterial Robotics, LLC, an Ohio limited liability company (“BR”).

The Agreement creates a strategic relationship between the Company and BR with the aim of research and development of genetically enhanced bacteria for nuclear waste water remediation (“NuclearBot Technology”). As consideration for the rights set forth in the Agreement, the Company made an initial cash payment of $25,000.  Pursuant to the Agreement, within ninety (90) days of signing, BR will deliver to the Company a whitepaper on utilization of NuclearBot Technology to cleanse water used in the cooling of nuclear power plants (“Whitepaper”).

Following acceptance of the Whitepaper by the Company, the Company shall pay an additional $25,000 to BR.  The parties further agreed to enter into a joint venture (“JV”) in which the Company will be the majority and controlling owner. The purpose of the JV is to market and sell products and services based on the NuclearBot Technology, sublicense and own all improvements to the NuclearBot Technology in addition to owning other jointly-developed intellectual property.  The Company will be the majority and controlling owner of the JV, which will also use the NuclearBot Technology to further the growth of the nuclear wastewater treatment market (the “Field of Use”) and further the individual strategic objectives of each of the Parties.

In connection with the Agreement, Bacterial Robotics also granted to the Company (or its affiliated assignee) a right of first refusal to obtain a 10-year, fully-paid, worldwide license agreement (the “Definitive License Agreement”) related to the NuclearBot Technology to sell, offer for sale and distribute products and services utilizing the NuclearBot Technology (i) exclusively in the Field of Use; and (ii) non-exclusively in all other fields of use.

The Agreement also provides for the entry by the parties thereto into a “Definitive Reseller Agreement” pursuant to which the Company (or its assignee) will be an authorized Bacterial Robotics marketing and sales representative of products and services utilizing the NuclearBot Technology and BR Technology in all fields of use.

The Definitive License Agreement and the Definitive Reseller Agreement are to be negotiated, executed and delivered prior to consummation of the transactions involving NuclearBot Technology as described in the Agreement.

In addition to the cash payments described in this Current Report, the Company issued to Bacterial Robotics a Warrant (“Warrant”) exercisable for a period of five (5) years for up to 75,000,000 shares (plus an amount, if any, to cover a cashless exercise related to the strike price, collectively, the “Warrant Shares”) of its Common Stock, $0.00001 par value per share (the “Common Stock”).  Under the terms of the Agreement, the Company agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission to register 35,000,000 of the Warrant Shares issued to BR within thirty (30) days following the closing of this transaction (the “Filing Deadline”).

The Company will use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date. The Required Effectiveness Date means (i) if the Registration Statement does not become subject to review by the SEC, the date which is the earliest of (a) ninety (90) days after the Closing Date or (b) five (5) business days after the Company receives notification from the SEC that the Registration Statement will not become subject to review, or (ii) if the Registration Statement becomes subject to review by the SEC, the date which is the earliest of (a) one hundred and fifty (150) days after the Closing Date or (b) five (5) business days after the Company receives notification from the SEC that the SEC has no further comment to the Registration Statement

The issuance of the Warrant and the Warrant Shares thereunder and under the Strategic Alliance Agreement are exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of the Investor that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

The foregoing description of the Agreement and the Warrant and the transactions and further agreements thereunder does not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement and Warrant. A copy of the Agreement and Warrant are attached hereto as a Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K, and are each incorporated herein by reference.

This Report is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The information and transaction described in Item 1.01 above is incorporated herein by reference.

ITEM 8.01  OTHER EVENTS

On October 29, 2013, the Company issued a press release announcing it had entered into the Strategic Alliance Agreement and the transactions related thereto, a copy of which is attached to this Report as Exhibit 99.1, and is incorporated herein by reference.

 ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.1	Strategic Alliance Agreement, dated as of October 29, 2013, by and between Bacterial Robotics, LLC and Tauriga Sciences, Inc.
4.1	Warrant, dated October 29, 2013, issued to Bacterial Robotics, LLC
99.1	Press Release, dated October 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAURIGA SCIENCES, INC

Date: November 4, 2013	By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer